UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
 _________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  May 14, 2015

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TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 14, 2015, the Board of Directors of TrueBlue, Inc. (the “Company”) appointed A. Patrick Beharelle as President and Chief Operating Officer of the Company, effective immediately.  Steven C. Cooper, who has served as the Company’s Chief Executive Officer since 2006 and President since 2005, will remain as the Chief Executive Officer and a director of the Company.
Mr. Beharelle, 46, has served as the Company’s Executive Vice President and Chief Operating Officer, Outsourcing Solutions since June 30, 2014.  From 2009 to June 2014, he was the Chief Executive Officer of Seaton Corp., which was acquired by the Company in 2014. Prior to joining Seaton in 2008, Mr. Beharelle held senior level positions at Spherion and Accenture.
In connection with his new role, Mr. Beharelle has an annual base salary of $500,000, subject to future adjustment by the board of directors, and a total 2015 performance-based target bonus of $415,000.  In addition, Mr. Beharelle will receive an award of restricted shares having a fair market value of $200,000 on June 1, 2015.
On May 20, 2015, the Company issued a press release announcing the appointment of Mr. Beharelle as President and Chief Operating Officer, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release of the Company dated May 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC. (Registrant)
Date: May 20, 2015	By:	/s/ JAMES E. DEFEBAUGH
James E. Defebaugh
Executive Vice President, General Counsel and Secretary